Exhibit 10 (s)

                                AMENDMENT NO. 1

                    TO THE WEST PHARMACEUTICAL SERVICES, INC.

                  1998 KEY EMPLOYEE INCENTIVE COMPENSATION PLAN


     West Pharmaceutical Services, Inc. hereby amends its 1998 Key Employee Incentive Compensation Plan ("KEICP") as set forth below:

     Section 2.4 of the KEICP is deleted in its entirety and replaced with the following:

          "2.4 Expiration Date. The "Expiration Date" of an Option means the date established as such by the Committee at the time of the grant and, subject to the restrictions imposed by Section 6, as may be modified by the Committee following the time of grant; provided, however, that the Expiration Date shall not be later than the earliest to occur of the following events:

a)        the ten-year anniversary of the date on which the Option is granted;

b) in the case of an Incentive Stock Option granted to an individual who owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, the five-year anniversary of such grant date;

c) if the Participant ceases to be employed by the Company or any Subsidiary by reason of death or disability, the one-year anniversary of the Termination Date; or

d) if the Participant ceases to be employed by the Company or any Subsidiary by reasons other than retirement, death or disability, the 90-day anniversary of the Date of Termination. The existence of retirement and the existence of and the date of disability shall be determined by the Committee in its sole discretion.

     Notwithstanding the foregoing, the Committee may, in its discretion, extend or shorten the periods specified in paragraphs c) and/or d) as they apply to a specific outstanding Option."

To record the adoption of this Amendment No. 1 to the KEICP, West Pharmaceutical Services, Inc. has caused its authorized officers to affix its name and seal as of the 30th day of October, 2001.

[corporate seal]                             WEST PHARMACEUTICAL SERVICES, INC.




Attest: /s/ J.R. Gailey                     By: /s/ George R. Bennyhoff
          John R. Gailey III, Secretary         George R. Bennyhoff
                                                Senior Vice President,
                                                Human Resources